Exhibit 99.2

INDUSTRIAL INCOME TRUST INC.

PRO FORMA FINANCIAL INFORMATION

(Unaudited)

The following pro forma financial statements have been prepared to provide pro forma information with regard to real estate acquisitions and financing transactions, as applicable. The unaudited pro forma financial statements should be read in conjunction with Industrial Income Trust Inc.’s (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2012, and the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2012, filed with the SEC on November 8, 2012.

The accompanying unaudited pro forma condensed consolidated balance sheet presents our historical financial information as of September 30, 2012, as adjusted for (i) the purchase of the National Distribution Portfolio, as described below and (ii) the subsequent financing transactions as defined below, as if these transactions had occurred on September 30, 2012.

The accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2012 and for the year ended December 31, 2011, combine the Company’s historical operations with the purchase of each of the real property and financing transactions described below, as if those transactions had occurred on January 1, 2011.

On January 19, 2011, the Company acquired a 100% fee interest in two buildings located in the Pinnacle Industrial Center in Dallas, Texas aggregating approximately 575,000 square feet on 36.2 acres (collectively, the “Rock Quarry 1 and 2”). The total aggregate purchase price was approximately $25.7 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded these acquisitions using proceeds from its initial public offering.

On January 19, 2011, the Company acquired a 100% fee interest in one industrial building located in the Madison Business Center in Tampa, Florida aggregating approximately 147,000 square feet on 8.9 acres (the “Eagle Falls Distribution Center”). The total aggregate purchase price was approximately $10.7 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded these acquisitions using proceeds from its initial public offering.

On January 27, 2011, the Company acquired a 100% fee interest in one industrial building located in Hagerstown, Maryland aggregating approximately 824,000 square feet on 70.3 acres (the “Hagerstown Distribution Center”). The total aggregate purchase price was approximately $41.2 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its initial public offering and debt financing.

On June 17, 2011, the Company acquired a 100% fee interest in two industrial buildings and a 100% leasehold interest in a third industrial building, aggregating approximately 2.0 million square feet on 143.2 acres. The buildings are located in Atlanta, Georgia; York, Pennsylvania; and Houston, Texas (collectively, the “Regional Distribution Portfolio”). The total aggregate purchase price was approximately $111.8 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its initial public offering and debt financing.

On June 24, 2011, under the terms of a definitive agreement to acquire a 100% fee interest in nine industrial buildings aggregating approximately 1.4 million square feet on 108.8 acres located in Chicago, Illinois, (collectively, the “Chicago Industrial Portfolio”), the Company acquired six of the nine industrial buildings of the Chicago Industrial Portfolio aggregating approximately 1.1 million square feet on 84.8 acres. The total aggregate purchase price of this completed portion of the Chicago Industrial Portfolio was approximately $80.5 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its initial public offering and debt financing.

On August 4, 2011, the Company completed the acquisition of one of the remaining industrial buildings in the Chicago Industrial Portfolio, aggregating approximately 82,000 square feet on 4.5 acres. The total aggregate purchase price of this completed portion of the Chicago Industrial Portfolio was approximately $6.4 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its initial public offering and debt financing.

On August 25, 2011, the Company completed the acquisition of one of the remaining industrial buildings in the Chicago Industrial Portfolio, aggregating approximately 145,000 square feet on 9.5 acres. The total aggregate purchase price of this completed portion of the Chicago Industrial Portfolio was approximately $9.6 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its initial public offering and debt financing assumed by the Company.

On December 13, 2011, the Company completed the acquisition of the remaining industrial building in the Chicago Industrial Portfolio, aggregating approximately 65,000 square feet on 4.9 acres. The total aggregate purchase price of this completed portion of the Chicago Industrial Portfolio was approximately $5.2 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its initial public offering and debt financing assumed by the Company.

On December 15, 2011, the Company completed the acquisition of eight industrial buildings aggregating approximately 1.6 million square feet on 88.2 acres. The buildings are located in certain submarkets of Fort Lauderdale, Florida; Atlanta, Georgia; and Dallas, Texas (collectively, the “Regional Industrial Portfolio”). The total aggregate purchase price was approximately $104.5 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its initial public offering and debt financing.

On March 28, 2012, the Company acquired a 100% fee interest in 11 industrial buildings, aggregating approximately 3.5 million square feet on 201.3 acres, located in the submarkets of Plainfeld, Indiana and Lehigh Valley, Pennsylvania (collectively, the “IN/PA Industrial Portfolio”). The total aggregate purchase price was approximately $137.3 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its initial public offering.

On May 10, 2012, the Company acquired a 100% fee interest in two industrial buildings aggregating approximately 1.6 million square feet on 96.4 acres. The buildings are located in Phoenix, Arizona (collectively, the “Cactus Distribution Centers”). The total aggregate purchase price was approximately $131.7 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its public offerings.

On December 5, 2012, the Company acquired a 100% fee interest in 12 industrial buildings aggregating approximately 3.7 million square feet on 197.6 acres, (collectively, the “National Distribution Portfolio”). The buildings are located in the markets of Atlanta Georgia; Chicago, Illinois; Fort Lauderdale, Florida; and Memphis, Tennessee. The total aggregate purchase price was approximately $180.0 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its public offerings.

The Company entered into the following financing transactions prior to September 30, 2012, and these transactions are included in the Company’s historical condensed consolidated unaudited balance sheet as of September 30, 2012: $12.4 million mortgage note payable secured by the Rock Quarry 1 and 2 on January 19, 2011; $6.2 million mortgage note payable secured by the Eagle Falls Distribution Center on January 19, 2011; $23.4 million mortgage note payable secured by the Hagerstown Distribution Center on January 27, 2011; $66.9 million mortgage note payable secured by the Regional Distribution Portfolio on June 17, 2011; $43.1 million mortgage note payable secured by the six industrial buildings in the Chicago Industrial Portfolio that closed on June 24, 2011; assumption of a $6.2 million mortgage note payable secured by the industrial building in the Chicago Industrial Portfolio that closed on August 4, 2011; assumption of a $6.3 million mortgage note payable secured by the industrial building in the Chicago Industrial Portfolio that closed on August 25, 2011; assumption of a $4.5 million mortgage note payable secured by the industrial building in the Chicago Industrial Portfolio that closed on December 13, 2011; $61.0 million mortgage note payable secured by the eight industrial buildings in the Regional Industrial Portfolio that closed on December 15, 2011; $82.4 million mortgage note payable secured by the IN/PA Industrial Portfolio on May 24, 2012; and $76.6 million mortgage note payable secured by the Cactus Distribution Centers that closed on July 11, 2012.

The Company also entered into the following financing transaction subsequent to September 30, 2012: $105.0 million mortgage note payable secured by 11of the 12 buildings in the National Distribution Portfolio that closed on December 27, 2012.

The unaudited pro forma condensed consolidated statements of operations have been prepared by the Company’s management based upon the Company’s historical financial statements, certain historical financial information of the acquired properties, and certain purchase accounting entries of the acquired properties. These pro forma statements may not be indicative of the results that actually would have occurred if these transactions had been in effect on the dates indicated, nor do they purport to represent our future financial results. The accompanying unaudited pro forma condensed consolidated statements of operations do not contemplate certain amounts that are not readily determinable, such as additional general and administrative expenses that are probable, or interest income that would be earned on cash balances.

INDUSTRIAL INCOME TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2012

(Unaudited)

(dollars in thousands)	Company Historical (1)	Acquisitions (2)	Financing Transactions		Consolidated Pro Forma
ASSETS
Net investment in properties, net	$1,602,385	$179,864	$—		$1,782,249
Investment in unconsolidated joint venture	86,871	—	—		86,871
Cash and cash equivalents	15,657	(179,245)	240,633	(3)(4)	77,045
Restricted cash	1,820	—	—		1,820
Straight-line rent and accounts receivable, net	10,942	—	—		10,942
Notes receivable	5,912	—	—		5,912
Deferred financing costs, net	6,337	—	795	(4)	7,132
Deferred acquisition costs	9,175	—	—		9,175
Other assets	18,278	—	—		18,278

Total assets	$1,757,377	$619	$241,428		$1,999,424

LIABILITIES AND EQUITY
Liabilities
Accounts payable and other accruals	$14,002	$2,384	$795	(4)	$17,181
Debt	777,163	—	105,000	(4)	882,163
Tenant prepaids and security deposits	7,831	—	—		7,831
Due to affiliates	4,492	—	—		4,492
Distributions payable	17,497	—	—		17,497
Intangible lease liabilities, net	10,356	619	—		10,975
Other liabilities	1,271	—	—		1,271

Total liabilities	832,612	3,003	105,795		941,410
Equity
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	1,181	—	146	(3)	1,327
Additional paid-in capital	1,052,130	—	135,487	(3)	1,187,617
Accumulated deficit	(128,266)	—	—		(128,266)
Accumulated other comprehensive loss	(281)	(2,384)	—		(2,665)

Total stockholders’ equity	924,764	(2,384)	135,633		1,058,013
Noncontrolling interests	1	—	—		1

Total equity	924,765	(2,384)	135,633		1,058,014

Total liabilities and equity	$1,757,377	$619	$241,428		$1,999,424

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL INCOME TRUST INC.

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2012

(Unaudited)

(1)	Reflects the Company’s historical condensed consolidated balance sheet as of September 30, 2012. Refer to the Company’s historical consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 8, 2012.
(2)	Subsequent to September 30, 2012, the Company acquired the National Distribution Portfolio, comprised of 12 industrial buildings aggregating approximately 3.7 million square feet on 197.6 acres for a total aggregate purchase price of approximately $180.0 million. In addition, the Company paid an aggregate amount of approximately $2.4 million related to acquisition-related expenses, including approximately $1.8 million of acquisition fees paid to a related party. The Company funded the acquisition using proceeds from its public offerings. The following table sets forth the preliminary purchase price allocations of the acquired properties:

				Intangibles
(dollars in thousands)	Acquisition Date	Land	Building	Intangible Lease Assets	Above- Market Lease Assets	Below- Market Lease Liabilities	Total Purchase Price
National Distribution Portfolio	12/5/2012	$27,018	$126,062	$21,349	$5,435	$(619)	$179,245

(3)	For the period from October 1, 2012 through December 31, 2012, the Company sold approximately 14.6 million shares of its common stock through its public offerings, which resulted in net proceeds raised of approximately $135.6 million. Dividends which may have been paid or payable subsequent to September 30, 2012 have not been reflected in the pro forma balance sheet.
(4)	The Company entered into mortgage note payable, as set forth in the table below, subsequent to September 30, 2012. In conjunction with this financing arrangement, the Company capitalized approximately $0.8 million of costs, which will be amortized over the expected term of the financing arrangements.

(dollars in thousands)	Issuance Date	Maturity Date	Interest Rate	Amount Financed
National Distribution Portfolio	December 27, 2012	February 1, 2022	3.30%	$105,000

INDUSTRIAL INCOME TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

(Unaudited)

(dollars in thousands, except per share data)	Company Historical (1)	Acquisitions		Pro Forma Adjustments		Consolidated Pro Forma
Revenues:
Rental revenues	$85,622	$18,999	(2)	$(898	)(4)	$103,723

Total revenues	85,622	18,999		(898)		103,723
Operating expenses:
Rental expenses	20,537	4,014	(3)	—		24,551
Real estate-related depreciation and amortization	40,547	—		9,758	(5)	50,305
General and administrative expenses	4,166	—		—		4,166
Asset management fees, related party	7,977	—		1,614	(6)	9,591
Acquisition-related expenses, related party	7,322	—		(2,689	)(7)	4,633
Acquisition-related expenses	6,039	—		(1,152	)(7)	4,887

Total operating expenses	86,588	4,014		7,531		98,133
Other expenses:
Equity in loss of unconsolidated joint venture	1,911	—		—		1,911
Interest expense and other	19,769	—		5,625	(8)	25,394
Loss on early extinguishment of debt	874	—		—		874

Total other expenses	22,554	—		5,625		28,179
Net loss (income)	(23,520)	14,985		(14,054)		(22,589)
Net loss (income) attributable to noncontrolling interests	—	—		—		—

Net loss (income) attributable to common stockholders	$(23,520)	$14,985		$(14,054)		$(22,589)

Weighted-average shares outstanding	94,484					132,424 (9)

Net loss per common share - basic and diluted	$(0.25)					$(0.17)

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL INCOME TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(Unaudited)

(dollars in thousands, except per share data)	Company Historical (1)	Acquisitions		Pro Forma Adjustments		Consolidated Pro Forma
Revenues:
Rental revenues	$51,650	$50,880	(2)	$(2,173	)(4)	$100,357

Total revenues	51,650	50,880		(2,173)		100,357
Operating expenses:
Rental expenses	11,131	13,204	(3)	—		24,335
Real estate-related depreciation and amortization	22,481	—		29,882	(5)	52,363
General and administrative expenses	3,840	—		—		3,840
Asset management fees, related party	4,868	—		5,112	(6)	9,980
Acquisition-related expenses, related party	10,378	—		(5,530	)(7)	4,848
Acquisition-related expenses	7,597	—		(3,160	)(7)	4,437

Total operating expenses	60,295	13,204		26,304		99,803
Other expenses:
Equity in loss of unconsolidated joint venture	2,034	—		—		2,034
Interest expense and other	14,674	—		15,745	(8)	30,419

Total other expenses	16,708	—		15,745		32,453
Net loss (income)	(25,353)	37,676		(44,222)		(31,899)
Net loss (income) attributable to noncontrolling interests	—	—		—		—

Net loss (income) attributable to common stockholders	$(25,353)	$37,676		$(44,222)		$(31,899)

Weighted-average shares outstanding	37,423					132,424 (9)

Net loss per common share - basic and diluted	$(0.68)					$(0.24)

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL INCOME TRUST INC.

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND FOR THE

YEAR ENDED DECEMBER 31, 2011

(Unaudited)

(1)	Reflects the Company’s historical condensed consolidated statement of operations for the nine months ended September 30, 2012 and for the year ended December, 31, 2011. Refer to the Company’s historical condensed consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2012 and the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2012.
(2)	The table below set forth the incremental impact of rental revenue of the properties acquired by the Company based on the historical operations of such properties for the periods prior to acquisition. The incremental rental revenue is determined based on the acquired property’s historical rental revenue and the purchase accounting entries and includes: (i) the incremental base rent adjustments calculated based on the terms of the acquired leases and presented on a straight-line basis and (ii) the incremental reimbursement and other revenue adjustments, which consist primarily of rental expense recoveries, and are determined based on the acquired customer’s historical reimbursement and other revenue. The incremental straight-line rent adjustment resulted in an increase to rental revenue of approximately $1.2 million for the nine months ended September 30, 2012 (unaudited) and a decrease to rental revenue of approximately $4.5 million for the year ended December 31, 2011.

	For the Nine Months		For the Year
	Ended September 30, 2012		Ended December 31, 2011
(dollars in thousands)	Incremental Rental Revenue	Incremental Reimbursement Revenue	Incremental Rental Revenue	Incremental Reimbursement Revenue
Rock Quarry 1 and 2	$—	$—	$67	$11
Eagle Falls Distribution Center	—	—	29	2
Hagerstown Distribution Center	—	—	216	35
Regional Distribution Portfolio	—	—	3,021	424
Chicago Industrial Portfolio	—	—	2,839	654
Regional Industrial Portfolio	—	—	6,686	2,036
IN/PA Industrial Portfolio	3,083	278	11,408	1,221
Cactus Distribution Centers	2,775	1,355	5,278	1,634
National Distribution Portfolio	9,397	2,111	12,482	2,837

Total	$15,255	$3,744	$42,026	$8,854

(3)	The table below set forth the incremental impact of rental expense of the properties acquired by the Company based on the historical operations of such properties for the periods prior to acquisition. The incremental rental expense adjustment is determined based on the acquired property’s historical operating expenses, insurance expense, and property management fees.

	For the Nine Months		For the Year
	Ended September 30, 2012		Ended December 31, 2011
(dollars in thousands)	Incremental Rental Expense	Incremental Real Estate Taxes	Incremental Rental Expense	Incremental Real Estate Taxes
Rock Quarry 1 and 2	$—	$—	$9	$6
Eagle Falls Distribution Center	—	—	3	6
Hagerstown Distribution Center	—	—	9	22
Regional Distribution Portfolio	—	—	202	361
Chicago Industrial Portfolio	—	—	487	635
Regional Industrial Portfolio	—	—	1,030	1,255
IN/PA Industrial Portfolio	294	499	1,764	1,877
Cactus Distribution Centers	96	464	449	1,193
National Distribution Portfolio	1,382	1,279	2,172	1,724

Total	$1,772	$2,242	$6,125	$7,079

(4)	The table below set forth the incremental impact of rental revenue of the properties acquired by the Company, which includes the adjustments to reflect rents at markets, as determined in purchase accounting, that consists of above-market lease assets, which are amortized over the remaining lease term, and below-market lease liabilities, which are amortized over the remaining lease term, including any renewal periods, as applicable.

	Incremental Amortization of (Above) Below Lease Intangibles, net
(dollars in thousands)	For the Nine Months Ended September 30, 2012	For the Year Ended December 31, 2011
Rock Quarry 1 and 2	$—	$(7)
Eagle Falls Distribution Center	—	(16)
Hagerstown Distribution Center	—	2
Regional Distribution Portfolio	—	(135)
Chicago Industrial Portfolio	—	(546)
Regional Industrial Portfolio	—	(217)
IN/PA Industrial Portfolio	35	161
Cactus Distribution Centers	(140)	(402)
National Distribution Portfolio	(793)	(1,013)

Total	$(898)	$(2,173)

(5)	The following table sets forth the incremental depreciation and amortization expense of the properties acquired by the Company. Pursuant to the purchase price allocations, the amounts allocated to buildings are depreciated on a straight-line basis over a period of 20 to 40 years and the amounts allocated to intangible in-place lease assets will be amortized on a straight-line basis over the lease term.

	Incremental Depreciation and Amortization Expense
(dollars in thousands)	For the Nine Months Ended September 30, 2012	For the Year Ended December 31, 2011
Rock Quarry 1 and 2	$—	$92
Eagle Falls Distribution Center	—	26
Hagerstown Distribution Center	—	138
Regional Distribution Portfolio	—	2,203
Chicago Industrial Portfolio	—	2,616
Regional Industrial Portfolio	—	3,909
IN/PA Industrial Portfolio	1,837	8,592
Cactus Distribution Centers	1,368	3,933
National Distribution Portfolio	6,553	8,373

Total	$9,758	$29,882

(6)	Asset management fees were calculated as though the properties acquired by the Company during 2012 and 2011 had been managed by Industrial Income Advisors, LLC, the Company’s advisor, since January 1, 2011. The management fee consists of a monthly fee of one-twelfth of 0.80% of the aggregate cost (including debt, whether borrowed or assumed), before non-cash reserves and depreciation, of each real property asset within the Company’s portfolio.

(7)	The acquisition costs incurred by the Company related to these property acquisitions have been excluded from the presentation of the pro forma statement of operations, as these costs were directly attributable to property acquisition transactions and are not recurring in nature. The following table sets forth the impact of acquisition-related expenses of the properties acquired by the Company.

	For the Nine Months Ended		For the Year Ended
	September 30, 2012		December 31, 2011
(dollars in thousands)	Acquisition- Related Expenses, Related Party	Acquisition- Related Expenses	Acquisition- Related Expenses, Related Party	Acquisition- Related Expenses
Rock Quarry 1 and 2	$—	$—	$(514)	$(125)
Eagle Falls Distribution Center	—	—	(213)	(60)
Hagerstown Distribution Center	—	—	(823)	(535)
Regional Distribution Portfolio	—	—	(1,918)	(1,046)
Chicago Industrial Portfolio	—	—	(1,017)	(823)
Regional Industrial Portfolio	—	—	(1,045)	(571)
IN/PA Industrial Portfolio	(1,373)	(1,076)	—	—
Cactus Distribution Centers	(1,316)	(76)	—	—

Total	$(2,689)	$(1,152)	$(5,530)	$(3,160)

(8)	The following table sets forth the incremental interest expense calculated based on the actual terms of the mortgage notes payable incurred in conjunction with each acquisition as if these financings were outstanding as of January 1, 2011:

				Estimated Incremental Interest Expense
Issuance Date	Maturity Date	Interest Rate	Amount Financed	For the Nine Months Ended September 30, 2012	For the Year Ended December 31, 2011
			(dollars in thousands)
January 27, 2011	November 1, 2020	4.81%	$12,400	$—	$49
January 27, 2011	November 1, 2020	4.81%	6,160	—	24
January 27, 2011	November 1, 2020	4.81%	23,440	—	93
June 17, 2011	July 1, 2021	4.70%	66,869	—	1,501
June 24, 2011	July 1, 2021	4.70%	43,131	—	1,014
August 4, 2011	June 5, 2017	5.61%	6,150	—	233
August 25, 2011	July 11, 2016	6.24%	6,345	—	264
December 13, 2011	March 11, 2017	5.77%	4,480	—	241
December 15, 2011	January 5, 2019	3.90%	61,000	—	2,181
May 24, 2012	July 1, 2022	4.25%	82,350	1,371	3,500
July 11, 2012	August 1, 2023	4.15%	76,616	1,655	3,180
December 27, 2012	February 1, 2022	3.30%	105,000	2,599	3,465

Total			$493,941	$5,625	$15,745

(9)	The pro forma weighted average shares of common stock outstanding for the nine months ended September 30, 2012 and for the year ended December 31, 2011 were calculated to reflect all shares sold through December 31, 2012 as if they had been issued on January 1, 2011.